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      EXHIBIT 23.2      CONSENT OF GEO. S. OLIVE & CO.  LLC





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GEO. S. OLIVE & CO. LLC


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We have issued our report dated January 24, 1997, accompanying the consolidated financial statements of Citizens Savings Bank, F.S.B. and Subsidiaries appearing in the Form 10-KSB Report filed by the Company with the Securities and Exchange Commission on March 28, 1997, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.



/s/ Geo. S. Olive & Co. LLC


Decatur, Illinois
October 14, 1997












A member of
Moores Rowland
International
An Association of independent
accounting firms throughout the world.


 240 NORTH CHURCH STREET, P.O. BOX 2534, DECATUR, ILLINOIS 62522 (217) 429-2411
   FAX: (217) 429-6109 TRADE CENTER SOUTH, 100 TRADE CENTER DRIVE, SUITE 403,
          CHAMPAIGN, ILLINOIS 61820 (217) 355-0866 FAX: (217) 355-9849
                 OFFICES LOCATED IN INDIANA, ILLINOIS AND OHIO